COMMONWEALTH OF PENNSYLVANIA
                      DEPARTMENT OF STATE
                       CORPORATION BUREAU

Restated Articles of Incorporation
Domestic Business Corporation

          In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988, Act of December 21, 1988, P.L. 1444, No. 177, as amended, and specifically Section 1914(c)(4) thereof, the undersigned, desiring to restate without change all of the operative provisions of the Articles of Incorporation as heretofore amended, hereby certifies that the Articles of Incorporation are the following:

Article I    The name of the Corporation is AMP INCORPORATED.

Article II The address of its registered office in the Commonwealth of Pennsylvania is 470 Friendship Road, Harrisburg, Dauphin County, Pennsylvania 17111.

Article III The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, Act of May 5, 1933,
             P.L. 364, as amended. The purposes for which the Corporation is incorporated are that the Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations now or at any time hereafter may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, Act of May 5, 1933, P.L. 364, as amended and under all amendments and supplements thereto, or any revision or restatement thereof or any statute enacted to take the place thereof (hereinafter the "Business Corporation Law"), including but not limited to manufacturing, processing, fabricating, assembling and research and development, and also including without limiting the generality of the foregoing:

             1. To engage in any such activities directly or through a subsidiary or subsidiaries and to take any and all acts deemed appropriate to promote the interest of such subsidiary or subsidiaries, including without limiting the forgoing, the following: making contracts and incurring liabilities for the benefit of such subsidiary or subsidiaries; transferring or causing to be transferred to any such subsidiary or subsidiaries assets of this Corporation; guaranteeing dividends on any shares of the capital stock of any such subsidiary; guaranteeing the principal and interest or either of the bonds, debentures, notes or other evidences of indebtedness issued or obligations incurred by any such subsidiary or subsidiaries; securing said bonds, debentures, notes or other evidences of indebtedness so guaranteed by mortgage of or security interest in the property of the Corporation; and contracting that said bonds, debentures, notes or other evidences of indebtedness so guaranteed, whether secured or not, may be convertible into shares of the Corporation upon such terms and conditions as may be approved by the Board of Directors; and

             2. To exercise as a purpose or purposes each power granted to corporations by the Business Corporation Law insofar as such powers authorize or may hereafter authorize corporations to engage in activities; and to guarantee the bonds, debentures, notes or other evidences of indebtedness issued, or obligations incurred, by any corporation, partnership, limited partnership, joint venture or other association in which the Corporation at the time such guarantee is made has a substantial interest or where such guarantee is otherwise in furtherance of the interests of the Corporation.

Article IV The aggregate number of shares which the Corporation shall have authority to issue is 700,000,000 shares of Common Stock without par value. The Corporation may issue and deliver unissued or treasury shares, or option rights, or securities having conversion or option rights, whether presently or hereafter authorized, in such manner and for such consideration as from time to time may be fixed by the Board of Directors, without first offering them to existing shareholders.

Article V The duration of the Corporation shall be perpetual. The stock of the Corporation shall not be assessed, nor shall the holders thereof or their property be liable for the debts of the Corporation, to any extent whatever.

Article VI

             1. The number of directors of the Corporation shall be such number not less than three as may be fixed from time to time by the By-Laws or in the manner prescribed in the By-Laws.

             2. The Board of Directors may determine from time to time to what extent and at what places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or documents of the Corporation, except as conferred by statute or by the Board of Directors.

Article VII Except as otherwise provided by statute or by these Articles of Incorporation as the same may be amended from time to time or by By-Laws as the same may be amended from time to time, all corporate powers may be exercised by the Board of Directors. Without limiting the foregoing, the Board of Directors shall have power, without shareholder action:

             1. To authorize the Corporation to purchase, acquire, hold, lease, mortgage, pledge, sell and convey such property, real, personal and mixed, without as well as within the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine, and in payment for any property purchased to issue, or cause to be issued, shares of the Corporation, or bonds, debentures, notes or other obligations or evidences of indebtedness thereof secured by pledge, security interest or mortgage, or unsecured.

             2. To authorize the borrowing of money; the issuance of bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and, as security for money borrowed or bonds, debentures, notes and other obligations or evidences of indebtedness issued by the Corporation, the mortgaging or pledging of any property, real, personal or mixed, then owned or thereafter acquired by the Corporation.

Article VIII The shareholders of the Corporation shall not have cumulative voting in the election of directors.

Article IX Any action that may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if proper consent is made to the action. Any such action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote were present and voting.

Article X Except as provided in subparagraph 2 below, no corporate action of a character described in subparagraph 1 below, and no agreement, plan or resolution providing therefor, shall be valid or binding upon the Corporation unless such corporate action shall have been approved in compliance with all applicable provisions of the Business Corporation Law and these Articles and shall have been authorized by the affirmative vote of at least sixty-six and two-thirds (66-2/3%) percent of the votes cast by all shareholders entitled to vote thereon.

             1.   Corporate actions subject to the voting requirements of this
                  Article X shall be:

                  i) any merger, consolidation or share exchange to which the Corporation is a party;

                 ii) any sale, lease, exchange or other disposition of all or substantially all of the properties or assets of the Corporation;

                iii)  any voluntary dissolution of the Corporation; or

                 iv)  any amendment of these Articles.

             2. The voting requirements of this Article X shall not apply to any transaction of a character described in subparagraph 1 above should either of the following apply with respect to the transaction:

                  i) the Business Corporation Law permits corporate action with respect to any such transaction to be taken by the Board of Directors, or any committee thereof, and does not require a vote of shareholders; or

                 ii) the transaction shall be a "business combination" as defined in Section 2554 of the Business Corporation Law and shall be subject to a vote of shareholders in the manner prescribed by Section 2555 of the Business Corporation Law.

       IN WITNESS WHEREOF, the Secretary of the Corporation has signed and sealed these Articles of Incorporation this 25th day of January, 1995.



                              AMP Incorporated

                                     /s/  D.F. Henschel
                              By: _____________________________
                                  Corporate Secretary